Exhibit 99.3
 5  1 Platinum refractory or resistant serous ovarian carcinoma.; 2. Program is wholly owned, development costs being provided by the Bill & Melinda Gates Foundation (BMGF), Immunocore retains all development and commercialization rights in the developed world.; 3. Program is not HLA restricted (ie. universal for all populations)  Leading bispecific TCR pipeline  Oncology  Infectious  Autoimmune  Candidate  Target (HLA type)  gp100 (A02)  Indication  Uveal (ocular) melanoma  IND-enabling  Phase 1  Phase 2  Phase 3  Approved  Catalyst  Adjuvant uveal (ocular) melanoma  ATOM sponsore  d by  Phase 3 Start | 2H24  2L+ cutaneous melanoma  TEBE-AM  Phase 2 Data | 4Q24  IMC-F106C  PRAME (A02)  1L cutaneous melanoma PRISM-MEL-301  Phase 3 Start | 1Q24  2L+ cutaneous melanoma  Phase 1 Clinical Data  2Q24 – 4Q2024  PRR ovarian1  2L+ NSCLC  Advanced endometrial  Multiple solid tumors Mono. & combina  tion arms  IMC-P115C  PRAME-HLE (A02)  Multiple solid tumors  IND/CTA | Mid-24  IMC-T119C  PRAME (A24)  Multiple solid tumors  IND/CTA | 4Q24  IMC-R117C  PIWIL1 (A02)  Colorectal, gastric, pancreatic  Phase 1 Start | 2024  IMC-M113V2  Gag (A02)  Human Immunodeficiency Virus (HIV)  MAD Data | 2H24  IMC-I109V  Envelope (A02)  Hepatitis B Virus (HBV)  IMC-S118AI  PPI (A02)  Type 1 Diabetes  Undisclosed  (universal)3  Dermatology  New candidate added to pipeline January 2024.